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Exhibit A

JOINT FILING AGREEMENT

        The undersigned hereby agree jointly to prepare and file with regulatory authorities a Statement on Schedule 13D/A and any future amendments to the Original 13D (as defined therein) reporting each of the undersigned's ownership of shares of Magna Entertainment Corp.'s Class A Subordinate Voting Stock, par value $0.01 per share, and hereby affirm that such Statement on Schedule 13D/A is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 13, 2004
/s/ FRANK STRONACH Frank Stronach
STRONACH TRUST
	By:	/s/ FRANK STRONACH Name: Frank Stronach Title: Trustee
445327 ONTARIO LIMITED
	By:	/s/ FRANK STRONACH Name: Frank Stronach Title: President
BERGENIE ANSTALT
	By:	Prasidial Management Anstalt Director of Bergenie Anstalt
/s/ DR. ALEXANDER LINS Name: Dr. Alexander Lins Title: Director of Prasidial Management Anstalt
/s/ DR. CAROLYN INTERMANN Name: Dr. Carolyn Intermann Title: Director of Prasidial Management Anstalt
MI DEVELOPMENTS INC.
	By:	/s/ EDWARD C. HANNAH Name: Edward C. Hannah Title: Executive Vice President, Corporate Development, Secretary and General Counsel
1346457 ONTARIO INC ..
	By:	/s/ EDWARD C. HANNAH Name: Edward C. Hannah Title: Executive Vice President and Secretary

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JOINT FILING AGREEMENT